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                                         American Century Capital Portfolios, Inc.
                                         Exhibit 77O
                                         for the period ending 03/31/2007




Fund      Issuer      Ticker           Principal Amount  Amount Purchased  Trade Date  Price   Underwriter   Underwriting Spread

SMCAPVAL  Claymont Ste PLTE.          $ 147,900,000      $ 3,271,514.00    12/19/2006 $17.0000      JEFF                7.000%

Currency      Underwriting Spread
  USD              $1.19
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